Exhibit 10.10

Real Property Leasing Agreement

Leasor (Party A): Jinliang Ding
Leasee (Party B): Fujian Province Jinjiang City Chendai Ansheng Shoe and Fashion Co., Ltd.
(collectively, the parties)

Pursuant to the Contract Law of the People’s Republic of China and related laws and regulations and based on the principle of equality and voluntarily, upon the friendly consultation and negotiation, the parties agree to enter the following terms with respect to the real property leasing from Party A to Party B:

1.   Party A represents and warrants that the leased real property is in compliance with the related national laws and regulations regarding leasing the properties.

2.   Location, Size, Renovation and Personal Properties Attached to the Leased Premises
1)   The Real Property locates in Quanzhou City, Fujian Province.
2)   Total are of the leased premises is 800 square meters (usable area)

3.   Leasing Term and Purpose
1)   Total leasing term is 36 months, from 01/01/2011 to 12/31/2013.
2)   The leasing is for office(warehouse) use only.
3)   Upon the expiration date, Party A shall have right to take possession of the premises and Party B shall promptly vacate the premises.

Party B shall notify Party A in writing one (1) month prior to the expiration date to request the renewal of the lease and upon Party A’s consent, the parties can renew the leasing agreement.

4.   Rent and Payment
1)   Monthly rent: ￥25,000
2)   Payments: the annual rent payment shall be payable on a monthly basis on the 25th day of each month; after receiving the payment, Party A shall issue Party B the receipt.

5.   Other Related Fees and Taxes
1)   Fees payable by Party A: During the lease term, the real property tax and land tax shall be payable by Party A under the laws.  In the event that the government authorities charge any fees not described in this Agreement in connection with the leased premises, Party A shall be responsible for the charges.
2)   Fees payable by Party B:
a)   Party B shall pay any fees incurred by Party B at a timely basis
b)   Annual rent payments
c)   Costs and expenses for renovation of the leased premises

6.  Transfer and Sublet of the Leased Premises
1)   During the lease term, Party A shall have right to transfer the ownership of the leased premise under the laws and this Agreement shall be binding on the succeeding owner(s) and Party B after the ownership transfer.
2)   Party B shall not sublet the leased premises without Party A’s consent.
3)   Party A shall notify Party B in writing one (1) month prior to Party A’s intended sale of the leased premise and under the same condition Party B shall have to right of first refusal.

7.   Amendment, Cancellation and Termination
1)   The parties may amend or terminate this Agreement upon negotiation.
2)   Party B shall have the right to terminate this Agreement in the event that Party A has the following situations:
a)   Failure to provide the leased premises at the agreed conditions or the condition substantially has affected the lease purpose.
b)   Failure to perform the repair and maintenance obligations and the failure to perform has substantially has affected the lease purpose.
3)   During the lease term, Party A shall have the right to terminate this Agreement in the event that Party A has the following situations:
a)   Sublet the leased premises without Party A’s consent in writing.
b)   Changed the construction structure of the leased premises without Party A’s consent in writing.
c)   Caused damages to the leased premises and failed to correct within the reasonable time as Party A requested.
d)   Changed the lease purpose without Party A’s consent in writing.
e)   Placed hazardous materials or conducted illegal activities in the leased premises.
f)   Failed to pay the payable fees due and caused Party A’s severe losses.
4)   Party B shall notify Party A in writing one (1) month prior to the expiration date to request the renewal of the lease and upon Party A’s consent, the parties can renew the leasing agreement.  In the event Party A intends to continue leasing the premise, under the same condition Party B shall have to right of first refusal.
5)   Upon the expiration of this Agreement, this Agreement shall automatically terminate.
6)   In the event of the Force Majeure that renders this Agreement not executable, this Agreement shall terminate.

8.   Surrender of the Possession and Walk-Through Inspection
1)   Party A shall represent and warranty that the real property and any and all personal properties attached to it shall be in good working order.
2)   Upon Party B vacates the premises, the parties shall conduct the walk-through inspection and any comments on the facilities and properties shall be made to the other party during the walk-through inspection. The parties shall raise the claim to the other within _____ days for the issues that can not be determined at the inspection time.
3)   Upon the expiration of this Agreement, Party B shall surrender the leased premises and attached personal properties to Party A.
4)   At the time of vacating, Party B shall keep the leased premises and attached personal properties in the good condition at broom-clean condition and shall not affect the normal use of the leased premises.  Party A shall have right to dispose any personal properties left by Party B at the leased premises upon expiration at Party A’s discretion.

9.   Liabilities Waiver
1)   In the event that there is a Force Majeure that renders this Agreement not executable that may incur losses to the parties, the parties shall not be liable for such losses to the other party.
2)   In the event that the leased premises shall be demolished or renovated pursuant to a national policy that may incur losses to the parties, the parties shall not be liable for such losses to the other party.
3)   In the event that this Agreement is terminated under the above situation, the rent shall be calculated on a pro rata basis on the actual leased days.
4)   The Force Majeure means unforeseeable extraordinary event or circumstance beyond the control of the parties.

10. Any matters not described in this Agreement shall be subject to the negotiation between the parties by separate addendums to this Agreement.  Any addendums to this Agreement shall be part of this Agreement with same legal effects.

11. Resolutions of Disputes
Any disputes between the parties under this Agreement shall be resolved through amicable negotiations in good faith or through mediation by related offices.  In the event that the disputes can not resolved through negotiation or mediation, either party shall have the right to sue the other in the local courts with proper jurisdiction.

12. This Agreement shall be effective upon the following seals of the parties.

13. This Agreement with addendums shall be executed in two copies with one copy to each party.  Each copy shall have the same legal effectiveness.

Party A:	/s/Jinliang Ding
Jinliang Ding

Date:	12/26/2010

Party B:	/s/Fujian Province Jinjiang City Chendai Ansheng Shoe and Fashion Co., Ltd.
Fujian Province Jinjiang City Chendai Ansheng Shoe and Fashion Co., Ltd.

Date:	12/26/2010

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